EXHIBIT 10.11

                          LOAN AND SECURITY AGREEMENT*



                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                  CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                                    AS LENDER

                                       AND

                               ASHFORD.COM, INC.,

                             ASHFORD BUYING COMPANY,

                       ASHFORD CORPORATE GIFTS, INC., AND

                      ASHFORD-JASMIN FRAGRANCE CORPORATION

                                   AS BORROWER

                            DATED: SEPTEMBER 18, 2000


* Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits to this Loan and Security Agreement have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.
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                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.  DEFINITIONS......................................................1

SECTION 2.  CREDIT FACILITIES................................................8
            2.1 Revolving Loans..............................................8
            2.2 Letter of Credit Accommodations..............................9
            2.3 [reserved]..................................................11
            2.4 Availability Reserves.......................................11

SECTION 3.  INTEREST AND FEES...............................................11
            3.1 Interest....................................................11
            3.2 Commitment Fee..............................................14
            3.3 Servicing Fee...............................................14
            3.4 Unused Line Fee.............................................14
            3.5 Changes in Laws and Increased Costs of Loans................14

SECTION 4.  CONDITIONS PRECEDENT............................................15
            4.1 Conditions Precedent to Initial Loans and Letter of Credit
                Accommodations..............................................15
            4.2 Conditions Precedent to All Loans and Letter of Credit
                Accommodations..............................................17

SECTION 5.  GRANT OF SECURITY INTEREST......................................18

SECTION 6.  COLLECTION AND ADMINISTRATION...................................19
            6.1 Borrower's Loan Account.....................................19
            6.2 Statements..................................................19
            6.3 Collection of Accounts......................................20
            6.4 Payments....................................................21
            6.5 Authorization to Make Loans.................................22
            6.6 Use of Proceeds.............................................22

SECTION 7.  COLLATERAL REPORTING AND COVENANTS..............................22
            7.1 Collateral Reporting........................................22
            7.2 Accounts Covenants..........................................23
            7.3 Inventory Covenants.........................................24
            7.4 Equipment Covenants.........................................25
            7.5 Power of Attorney...........................................26
            7.6 Right to Cure...............................................26
            7.7 Access to Premises..........................................27

SECTION 8.  REPRESENTATIONS AND WARRANTIES..................................27
            8.1 Corporate Existence, Power and Authority; Subsidiaries......27
            8.2 Financial Statements; No Material Adverse Change............28
            8.3 Chief Executive Office; Collateral Locations................28
            8.4 Priority of Liens; Title to Properties......................28
            8.5 Tax Returns.................................................28
            8.6 Litigation..................................................29
            8.7 Compliance with Other Agreements and Applicable Laws........29
            8.8 Bank Accounts...............................................29
            8.9 Accuracy and Completeness of Information....................29
            8.10. Solvency..................................................30

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            8.11. Employee Benefits.........................................30
            8.12. Survival of Warranties; Cumulative........................31
            8.13. Subsidiaries Stock........................................31

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS..............................31
            9.1 Maintenance of Existence....................................31
            9.2 New Collateral Locations....................................31
            9.3 Compliance with Laws, Regulations, Etc......................31
            9.4 Payment of Taxes and Claims.................................32
            9.5 Insurance...................................................32
            9.6 Financial Statements and Other Information..................32
            9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.....34
            9.8 Encumbrances................................................34
            9.9 Indebtedness................................................35
            9.10. Loans, Investments, Guarantees, Etc.......................36
            9.11. Dividends and Redemptions.................................37
            9.12. Transactions with Affiliates..............................38
            9.13. Additional Bank Accounts..................................38
            9.14. Adjusted Net Worth........................................38
            9.15. Compliance with ERISA.....................................39
            9.16. Costs and Expenses........................................40
            9.17. MIS Backups...............................................40
            9.18. (reserved)................................................41
            9.19. Material Agreements; Consent to Assignments...............41
            9.20. Further Assurances........................................41

SECTION 10. EVENTS OF DEFAULT AND REMEDIES..................................41
            10.1. Events of Default.........................................41
            10.2. Remedies..................................................43

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING
                  LAW.......................................................45
            11.1 Governing Law; Choice of Forum; Service of Process;
                   Jury Trial Waiver........................................45
            11.2. Waiver of Notices.........................................46
            11.3. Amendments and Waivers....................................46
            11.4. Waiver of Counterclaims...................................46
            11.5. Indemnification...........................................46

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS................................47
            12.1. Term......................................................47
            12.2. Notices...................................................48
            12.3. Partial Invalidity........................................49
            12.4. Successors................................................49
            12.5. Confidentiality...........................................50
            12.6. Entire Agreement..........................................50
            12.7. NONAPPLICABILITY OF ARTICLE 5069-15.01 ET SEQ.............50
            12.8. WAIVER OF CONSUMER RIGHTS.................................51
            12.9. ORAL AGREEMENTS INEFFECTIVE...............................51

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


            Exhibit A               Information Certificate

            Exhibit B               Consignment Agreements

            Schedule 1.4            Certain Availability Reserves

            Schedule 8.4            Existing Liens

            Schedule 8.8            Bank Accounts

            Schedule 9.9            Existing Indebtedness

            Schedule 9.10           Existing Loans, Advances and Guarantees

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                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement dated September 18, 2000 is entered into by and among Congress Financial Corporation (Southwest), a Texas corporation ("Lender") and Ashford.com, Inc., a Delaware corporation, Ashford Buying Company, a Delaware corporation, Ashford Corporate Gifts, Inc., a Delaware corporation, and Ashford-Jasmin Fragrance Corporation, a Delaware corporation (individually, collectively, and jointly and severally, herein referred to as "Borrower").

                             W I T N E S S E T H:

      WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise specified a reference to a particular section or subsection shall be a reference to such section or subsection of this Agreement. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP.

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For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

      1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein including, but not limited to, reserves for slotting fees, reserves for sales and personal property taxes, reserves for the amount of the deductible pursuant to any crime theft policy carried by Borrower and the amounts set forth on SCHEDULE 1.4 hereto: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2

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hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

      1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.6 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of Texas or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.7 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.8 "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.9 "Collections" shall have the meaning set forth in Section 6.3(a) hereof.

      1.10 "Competitor" shall mean a direct or indirect manufacturer, wholesaler or retailer of luxury and premium products.

      1.11 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts; (d) packaging and shipping materials; (e) freight allocation; (f) supplies used or consumed in Borrower's business; (g) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral or Lender shall have established, in its sole discretion, an Availability Reserve with respect to rental payments; (h) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (i) bill and hold goods; (j) damaged, unserviceable, obsolete or slow moving Inventory; (k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (l) returned, damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) samples; (o) items to be returned to a vendor; (p) Inventory in transit; and (q) vintage watches prior to completion of the Vintage Watch Reappraisal. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

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      1.12 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal
Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.13 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.14 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.15 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.16 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate

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Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

      1.17 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.18 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.


      1.19 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Value or net wholesale liquidation value of Eligible Inventory, as applicable and as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrower which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent, and the book overdraft of Borrower.


      1.20 "Excess Availability/Cash Amount" shall mean the sum of Excess Availability plus the aggregate amount of Borrower's unencumbered cash, each as determined by Lender in good faith.

      1.21 "Excluded Property" shall have the meaning set forth in Section 5 hereof.

      1.22 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.


      1.23 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.14 and 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

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      1.24 "Information Certificate" shall mean the Information Certificate of
Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.25 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.26 "Interest Rate" shall mean, as to Prime Rate Loans, a rate equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half percent (2.50%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of two percent (2.00%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half percent (4.50%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, in each case at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.27 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work-in-process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.28 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or such Obligor of its obligations to such issuer.

      1.29  "Loans" shall mean the Revolving Loans.

      1.30  "Maximum Credit" shall mean the amount of $25,000,000.

      1.31 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and

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description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.32 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.33 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.34  "Parent" shall mean Ashford.Com, Inc., a Delaware corporation.

      1.35 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.36 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, at its office in Charlotte, North Carolina, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.37 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

      1.38 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

      1.39 "Reference Bank" shall mean First Union National Bank or, upon its sale or transfer or the sale or transfer of Lender, the successor or assign of First Union National Bank or the new owner of Lender, as the case may be, or if such successor or assign or new owner is not

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suitable to be the "Reference Bank" hereunder, as determined by Lender, such other bank as Lender may from time to time designate.

      1.40 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.41 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis or average cost basis, as determined by Lender, in accordance with GAAP or
(b) market value as determined by appraisal.

      1.42 "Vintage Watch Reappraisal" shall mean a physical reappraisal of the vintage watches owned by Borrower, in form and scope reasonably satisfactory to Lender.

SECTION 2.  CREDIT FACILITIES

      2.1   Revolving Loans.

            (a) Subject to and upon the terms and conditions contained herein (including the sublimits set forth in Section 2.1(e) below), Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of:

                  (i) (A) fifty percent (50%) of the Value of Eligible Inventory consisting of finished goods LESS (B) any Availability Reserves; or

                  (ii) ninety percent (90%) of the net wholesale liquidation value, as determined by Lender in good faith, of Eligible Inventory consisting of finished goods.

            (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that:
(i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) the appraised liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect (on an individual or an aggregate basis), and the nature and quality of the Inventory has deteriorated (in any material respect on an individual or an aggregate basis). In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

            (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or

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otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

            (d) Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value or net wholesale liquidation value, as applicable, of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

            (e) The calculations set forth in Section 2.1 above shall be subject to a sublimit of $4,000,000 with respect to any Eligible Inventory comprised of loose diamonds and, upon completion of the Vintage Watch Reappraisal, a sublimit of $1,000,000 with respect to any Eligible Inventory comprised of vintage watches, in each case as determined by Lender in good faith.

      2.2   Letter of Credit Accommodations.

            (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions reasonably acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

            (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and three-fourths percent (1.75%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to and three and three-fourths percent (3.75%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii) above of the Value or net wholesale liquidation value, as applicable, of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrower shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

            (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $1,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation except due to the gross negligence or willful misconduct of Lender. As between Borrower and Lender, Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. As between Borrower and Lender, Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except due to the gross negligence or willful misconduct of Lender. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

            (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

      2.3 [reserved].

      2.4 Availability Reserves. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.


SECTION 3.  INTEREST AND FEES

      3.1 Interest.

            (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after any Event of Default or termination or non-renewal hereof shall be payable on demand.

            (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans,
(iv) no more than four (4) Interest Periods may be in effect at any one time,
(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty percent (80%) of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either the aggregate principal amount of (A) the Loans then outstanding or (B) the Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

            (e) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Financing Agreement, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, consideration for the use, forbearance or detention of money ("interest") at a rate exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time (hereinafter "Maximum Legal Rate"). In no event shall Borrower be obligated to pay interest at any rate exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest determined at a rate over such Maximum Legal Rate. In the event any interest is contracted for, charged or received at any rate in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Prime Rate, the Eurodollar Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the full stated term of this Agreement and otherwise as provided in Tex. Fin Code section
306.004 (or the successor(s) thereof). If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any related agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

      3.2 Commitment Fee. Borrower shall have paid to Lender as a commitment fee the amount of $125,000, which shall have been fully earned on and as the date of payment.

      3.3 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $2,500 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three eighths of one percent (.375%) per annum calculated upon the amount by which $20,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      3.5 Changes in Laws and Increased Costs of Loans.

            (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

            (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.  CONDITIONS PRECEDENT

      4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

            (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than five (5) business days prior to the date hereof;

            (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

            (f) Lender shall have received evidence of insurance (including business interruption and employee fidelity insurance) and loss payee or additional insured, as applicable, endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee or additional insured, as applicable;

            (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and the security interest and liens of Lender and such other matters as Lender may request;

            (h) Lender shall have received a certificate regarding the solvency of Borrower, in form and substance satisfactory to Lender, executed by the chief executive officer and the chief financial officer of Borrower;

            (i) Lender shall have received a certificate regarding the sources and uses of funds in the transactions contemplated herein, in form and substance satisfactory to Lender, executed by the chief executive officer and the chief financial officer of Borrower;

            (j) Lender shall have received, in form and substance satisfactory to Lender, a pledge of one hundred percent (100%) of the common stock, or other equity interests, in any Person owned by Borrower;

            (k) Lender shall have received, in form and substance satisfactory to Lender, (i) an appraisal conducted by an independent appraiser acceptable to Lender that demonstrates, among other things, that the orderly liquidation value of Eligible Inventory is commensurate, as determined by Lender, with the advance rates with respect to such inventory set forth in Section 2.1(a), (ii) a desktop appraisal in form, substance and scope satisfactory to Lender and (iii) a loose diamond grade test in form, substance and scope satisfactory to Lender;

            (l) the Excess Availability/Cash Amount, as determined by Lender, as of the date hereof shall be not less than $30,000,000 after giving effect to the initial Loans made or to be made and the Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder and the use of proceeds thereof;

            (m) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

            (n) With respect to the Initial Loan, Lender shall have received, in form and substance satisfactory to Lender, three (3) days prior written notice thereof;

            (o) Lender shall have received, in form and substance satisfactory to Lender, all consents as it shall have requested with respect to any contracts or other agreements that would be Excluded Property absent such consent and a list in reasonable detail of all material contracts and other material agreements that comprise the Excluded Property as of Date of Closing;

            (p) Lender shall have received evidence regarding the segregation of consigned goods held by Borrower as Lender shall require in its sole discretion; and

            (q) the other Financing Agreements (including, without limitation, the Blocked Account Agreement and mortgages or deeds of trust (or leasehold mortgages or leasehold deeds of trust, as applicable) for each location where Borrower owns or leases Real Property) and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.  GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      5.1 Accounts;

      5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, good will, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4 Inventory;

      5.5 Equipment;

      5.6 Records;

      5.7 Real Property; and

      5.8 all of Borrower's interest, now held or hereafter acquired, in and to rights to registration of any domain name, including without limitation the domain name ASHFORD.COM;

      5.9 all products and proceeds of the foregoing, in any form, including insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

PROVIDED, HOWEVER, that Collateral shall not include the Excluded Property (as defined below). As used in this definition of Collateral, "Excluded Property" means Borrower's contract rights, license agreements, leases pertaining to real or personal property, other general intangibles and Excluded Consignment Goods (as defined below) with respect to which the granting of a security interest therein by Borrower to Lender is prohibited by applicable law or by the terms and provisions of the written agreement, document or instrument creating or evidencing such contract rights, license agreements, leases pertaining to real or personal property, other general intangibles or Excluded Consignment Goods (as defined below) (other than to the extent that such prohibition, or the term or provision providing for such prohibition, is rendered ineffective pursuant to
Section 9.318(d) of the Uniform Commercial Code or other applicable law, including the United States Bankruptcy Code or principles of equity); PROVIDED, HOWEVER, that (i) immediately upon the ineffectiveness, lapse or termination of any such prohibition or term or provision providing for such prohibition, the Collateral shall include, and Borrower shall be deemed to have granted a security interest to Lender in, all such contract rights, license agreements, leases pertaining to real or personal property, other general intangibles and Excluded Consignment Goods (as defined below) as if such prohibition, or term or provision providing for such prohibition, had never been in effect, and (ii) in no event shall "Excluded Property" under any circumstances include "accounts" (as such term is defined in the Uniform Commercial Code) or "inventory" (as such term is defined in the Uniform Commercial Code) except to the extent such property constitutes Excluded Consignment Goods. As used in the definition of Excluded Property, "Excluded Consignment Goods" means those specific diamonds, jewelry, watches and timepieces in possession of Borrower that have been consigned to Borrower pursuant to a consignment agreement listed on Exhibit B attached hereto but only as long as and only to the extent that (i) any such goods continue to be under consignment to Borrower pursuant thereto, and (ii) such goods are physically segregated from all other goods of, in the possession of or under the control of Borrower, in containers which are conspicuously marked as containing consignment goods and which bear the identification number of such goods previously provided by Borrower to Lender and otherwise are held in compliance with the terms of this Agreement.


SECTION 6.  COLLECTION AND ADMINISTRATION

      6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the

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
provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

      6.3   Collection of Accounts.

            (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are reasonably acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral (other than proceeds from the sale of consigned goods held by Borrower that are due to the consignor of such goods pursuant to a written consignment agreement (a copy of which has been furnished to Lender) and with respect to which such consignor has filed appropriate financing statements) in the identical form in which such payments are made, whether by cash, check or other manner ("COLLECTIONS"). The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are pledged to Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that, subject to Section 6.3(d), the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"); PROVIDED Lender agrees that during such period as there is no unpaid balance owing under the Revolving Loans, Lender will provide written notice to such depository banks that, until further written notice from Lender, they will not be required to transfer such funds to the Payment Account on a daily basis. Borrower agrees that, subject to Section 6.3(d), all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be pledged to Lender.

            (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day(s) following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day.

            (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral (other than proceeds from the sale of consigned goods held by Borrower that are due to the consignor of such goods pursuant to a written consignment agreement (a copy of which has been furnished to Lender) and with respect to which such consignor has filed appropriate financing statements) which come into their possession or under their control and, subject to Section 6.3(d), immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

            (d) Notwithstanding anything contained herein to the contrary, in the event that (i) the Excess Availability/Cash Amount exceeds $30,000,000 for the period of thirty (30) consecutive days most recently ended and (ii) no Event of Default has occurred which remains uncured, all payments to, and amounts deposited in the Blocked Accounts shall be property of Borrower and then Borrower may, by providing written notice to Lender, cause Lender to notify the depository institution(s) for the Blocked Account(s) to remit the Collections to Borrower, rather than Lender, on a daily basis; PROVIDED, that if at anytime after such election (x) the Excess Availability/Cash Amount ceases to exceed $30,000,000 or (y) an Event of Default occurs then Lender may, at its option without notice to Borrower, cause such depository institution(s) to remit the Collections to Lender, rather than Borrower, on a daily basis in accordance with this Section 6.3. With respect to any period in which Borrower receives the Collections pursuant to this Section 6.3(d) Borrower shall pay to Lender, at such intervals as Lender shall request, an administrative fee equal to the amount of additional interest, as determined by Lender, that Lender would have received had Borrower not been permitted to receive the Collections directly.

      6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind, provided that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Central Standard Time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

      6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.  COLLATERAL REPORTING AND COVENANTS

      7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form reasonably satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may reasonably request, (i) perpetual inventory reports, (ii) inventory reports by category and location and (iii) agings of accounts payable,
(c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements,
(ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7.2   Accounts Covenants.

            (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, aggregating in excess of $25,000 per account, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, aggregating in excess of $25,000 per account (ii) upon Borrower's knowledge of same, all material adverse information relating to the financial condition of any account debtor whose accounts payable to Borrower exceed $25,000 in the aggregate and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $50,000. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

            (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) subject to Section 6.3(d), no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and/or except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto, aggregating in excess of $25,000 per account, except as reported to Lender in accordance with the terms of this Agreement, and (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments (other than checks which are subject to Section 6.3(d)) which Borrower then owns or may at any time acquire as soon as reasonably possible but in any event within 3 Business Days upon Borrower's receipt thereof, except as Lender may otherwise agree.

            (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each quarter, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and, if applicable, except to move Inventory directly from one location set forth or permitted herein to another such location and/or to the extent necessary to have Inventory repaired or maintained in the ordinary course of business provided Lender has received a monthly report, in form and substance satisfactory to Lender, with respect to the Inventory so repaired or maintained; (d) each quarter or at any time or times as Lender may request on or after an Event of Default, Borrower shall, at its expense, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) at the end of each month or at any time or times as Lender may request on or after an Event of Default, Borrower shall, at its expense, deliver or cause to be delivered to Lender a desk top appraisal as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (f) each quarter or at any time or times as Lender may request on or after an Event of Default, Borrower shall, at its expense, have grade testing of its loose diamonds performed and promptly following such testing shall supply Lender with a written report in form, scope and methodology reasonably acceptable to Lender and by an entity reasonably acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (g) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (h) as between Borrower and Lender, Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory other than customer returns consistent with Borrower's current practice of allowing customers 60 days to return watches and 30 days to return other goods sold; (j) Borrower shall keep the Inventory in good and marketable condition; and (k) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval other than consistent with Borrower's current practices and shall keep any such Inventory segregated and tracked separately from the remainder of its Inventory and shall not list any such on its balance sheet.

      7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology reasonably acceptable to Lender and by an appraiser reasonably acceptable to Lender; (b) except in connection with dispositions of Equipment pursuant to Section 9.7, Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) except in connection with dispositions of Equipment pursuant to Section 9.7, Borrower shall not remove any Equipment from the locations set forth or permitted herein, except, if applicable, to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) as between Borrower and Lender, Borrower assumes all responsibility and liability arising from the use of the Equipment.

      7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral,
(ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement, and the other Financing Agreements, (x) take control in any manner of any item of payment or proceeds thereof, (xi) have access to any lockbox or postal box into which Borrower's mail is deposited, (xii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, and (xiii) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral and (b) at any time (i) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (ii) execute in Borrower's name and file any UCC financing statements or amendments thereto. BORROWER HEREBY RELEASES LENDER AND ITS OFFICERS, EMPLOYEES AND DESIGNEES FROM ANY LIABILITIES ARISING FROM ANY ACT OR ACTS UNDER THIS POWER OF ATTORNEY AND IN FURTHERANCE THEREOF, WHETHER OF OMISSION OR COMMISSION, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF LENDER'S OWN NEGLIGENCE, EXCEPT AS A RESULT OF LENDER'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED PURSUANT TO A FINAL NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION.

      7.6 Right to Cure. Should Borrower default in its obligation to do so, Lender may, at its option, upon not less than five (5) Business Days prior notice to Borrower (a) cure any default by Borrower under any agreement with a third party which could reasonably be expected to have a material adverse change in the assets, business or prospects of Borrower or pay or bond on appeal any final, non-appealable order of a court of competent jurisdiction entered against Borrower in violation of Section 10.1(d), (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral in violation of Section 9.8 and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as reasonably requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request; PROVIDED, HOWEVER, that Borrower shall not be required to disclose to Lender or any agents or representatives thereof any information related to pending or threatened litigation which is the subject of attorney-client privilege or attorney's work-product privilege properly asserted by the applicable person to prevent the loss of such privilege in connection with such information. From time to time as reasonably requested by Lender, Lender may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.  REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

      8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized by Borrower and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. As of the date hereof, Borrower does not have any subsidiaries except as set forth on the Information Certificate.

      8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein subject in the case of unaudited financial statements to later normal, recurring audit adjustments required by GAAP necessary for a fair presentation of results that are not in the aggregate material and the omission of certain footnotes as permitted by GAAP. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

      8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and, except as permitted by Section 7.4, the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. As of the date hereof, the Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to Borrower's knowledge, the holders of any mortgages on such locations.

      8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to, or a valid leasehold interest in, (or, in the case of intellectual property, record ownership of) all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). To Borrower's knowledge, all information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate

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
provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which could reasonably be expected to result in any material adverse change in the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      8.7 Compliance with Other Agreements and Applicable Laws. Except (i) to the extent such default or non-compliance could not reasonably be expected to have a material adverse effect on the business, assets or prospects of Borrower or (ii) as set forth in the Information Certificate, Borrower is not in default in any respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

      8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading as of the date made or deemed made; PROVIDED that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time it being recognized by Lender that such projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections may differ from the projected results set forth therein by a material amount. The preparation of financial statements in conformity with GAAP requires Borrower's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

      8.10 Solvency. Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the indebtedness of Borrower, as applicable, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

      8.11  Employee Benefits.

            (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in
Section 8.8(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.8(d) hereof.

            (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

            (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.8(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.8(d) hereof.

            (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.8(a) hereof and any accumulated funding deficiency described in Section 8.8(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

            (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

      8.13 Subsidiaries Stock .. All of the issued and outstanding shares of capital stock of each subsidiary of Parent are directly and beneficially owed by Parent and all such shares have been duly authorized and are fully paid and nonassessable, free and clear of all claims, liens, pledges and encumbrances of any kind other than liens and encumbrances in favor of Lender.


SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted, except where the failure to do so could not reasonably be expected have a material adverse effect on the business, assets or prospects of Borrower. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

      9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

      9.3 Compliance with Laws, Regulations, Etc. Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it except to the extent such non-compliance could not reasonably be expected to have a material adverse effect on the business, assets or prospects of Borrower.

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
      9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated which shall include, without limitation, employee fidelity insurance. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and at any time an Event of Default exists or has occurred and is continuing, that Lender may act as attorney for Borrower in obtaining adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Letter of Credit Obligations.

      9.6   Financial Statements and Other Information.

            (a) Parent shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Parent and its subsidiaries (if any) in accordance with GAAP and Parent shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Parent has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Parent has any subsidiaries, audited consolidating financial statements of Parent and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its subsidiaries as of the end of and for such fiscal year, PROVIDED, that delivery pursuant to Section 9.6(c) below of copies of the Annual Report on form 10-K of Parent for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 9.6(a)(ii) with respect to consolidated financial statements if such financial statements are included in such report; together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and fairly presents, in all material respects, the results of operations and financial condition of Parent and its subsidiaries as of the end of and for the fiscal year then ended.

            (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral in an amount greater than $25,000 or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Subject to Section 12.5, Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower; PROVIDED, that Lender shall give Borrower at least twenty-four (24) hours notice prior to initiating any such contact with such accountants and auditors and Borrower shall have the right to be present during all such contacts. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

      9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it (except that a subsidiary of Borrower may merge or consolidate into Borrower or a wholly owned subsidiary of Borrower in a transaction in which the Borrower or such wholly owned subsidiary is the surviving entity), or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition or abandonment of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower and (iii) the disposition of other Equipment so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) unless such Equipment is replaced within 30 days, such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower, (iv) sales, transfers, leases or other dispositions by any Borrower and any wholly owned subsidiary of any Borrower of its assets to any Borrower or to another wholly owned subsidiary that is an Obligor, (v) return of goods held on consignment pursuant to the terms of the applicable consignment agreements and return of inventory to suppliers pursuant to the terms of the applicable supply agreements and (vi) licenses of intellectual property granted in the ordinary course of business), or (c) acquire or form any subsidiary unless such acquired or formed subsidiary is a wholly owned subsidiary of Borrower and Lender shall have received such documentation as it may reasonably require in connection with such formation or acquisition including, without limitation, an Information Certificate for such subsidiary as well as an updated Information Certificate for its parent entity, guaranty agreements, security agreements, stock certificates and powers, financing statements and officers certificates, and, in the case of an acquisition, such acquisition is otherwise permitted pursuant to Section 9.10 or (d) wind up, liquidate or dissolve (except that upon reasonable prior notice to Lender, a subsidiary may liquidate or dissolve if Borrower reasonably determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to Lender) or (e) agree to do any of the foregoing.

      9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue more than 60 days or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not more than 60 days overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) defects, irregularities and deficiencies in title of real property; (g) the security interests and liens set forth on Schedule 8.4 hereto, (h) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (i) deposits and escrows to secure the performance of purchase and sale agreements and other obligations of a like nature, in each case in the ordinary course of business;
(j) reserves pledged to secure credit card charge-backs, established in the ordinary course of business; (k) any interest or title of a lessor under a lease entered into by Borrower or a subsidiary thereof in the ordinary course of business and covering only the assets so leased; (l) liens and security interests on goods held on consignment and the proceeds thereof, in favor of the respective consignors; (m) any lien existing on any property or asset prior to the acquisition thereof by Borrower or existing on any property or asset of any Person that becomes a subsidiary of Borrower pursuant to Section 9.10 prior to the time such Person becomes a subsidiary; PROVIDED that (i) such lien is not created in contemplation of or in connection with such acquisition or such Person becoming a subsidiary, as the case may be, (ii) such lien shall not apply to any other property or assets of Borrower, any Obligor or any subsidiary thereof and (iii) such lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a subsidiary, as the case may be and (n) cash collateralization of letters of credit permitted by clause (d) of Section 9.9.

      9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Debt or guarantees in respect thereof, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) indebtedness of the Borrower or any subsidiary thereof as an account party in respect of trade letters of credit not to exceed $1,000,000 at any time outstanding; (e) other unsecured indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding; (f) the indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (g) unsecured guarantees by Borrower of indebtedness of any non-Borrower subsidiary thereof and by any non-Borrower subsidiary of Borrower of indebtedness of Borrower or any other non-Borrower subsidiary of Borrower not to exceed $3,000,000 at any time outstanding; (h) unsecured indebtedness of Borrower to a non-Borrower subsidiary thereof and of a non-Borrower subsidiary of Borrower to Borrower or any other non-Borrower subsidiary of Borrower not to exceed $3,000,000 at any time outstanding; (i) unsecured indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion; (j) intercompany Debt among the Borrowers; and (k) indebtedness (not for borrowed money) under the types of agreements described in subsection (d) of the definition of "Debt" entered into in the ordinary course of business.

As used in this Section 9.9, the term "Debt" shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations and the present value (discounted at the Prime Rate as in effect on the date of determination) of future rental payments under all synthetic leases, (f) all obligations under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Debt referred to above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by Borrower, even though Borrower has not assumed or become liable for the payment of such Debt, and (i) the Obligations.

      9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank reasonably satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; PROVIDED, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments and (c) the loans, advances and guarantees set forth on Schedule
9.10 hereto; PROVIDED, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) materially amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (d) extensions of trade credit in the ordinary course of business; (e) non-cash loans to directors or employees for the exercise price of stock options that are adequately secured by a portion of the stock issuable upon exercise of such options; (f) loans and advances to employees, directors and officers of Borrower or any subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and any such subsidiaries not to exceed $250,000 at any one time outstanding and which were extended in accordance with current practices; (g) in addition to investments otherwise expressly permitted by this Section 9.10, investments by the Borrower or any subsidiary in an aggregate amount (valued at cost) not to exceed $1,000,000 at any one time outstanding; (h) investments by Borrower in the capital stock of its subsidiaries; (i) loans or advances made by Borrower to any of its non-Borrower subsidiaries and made by any such subsidiary or any other such subsidiary and not to exceed $3,000,000 at any one time outstanding; (j) investments of cash held on deposit or escrow pursuant to Section 9.8(i) in short-term, highly liquid investments with original maturities of three months or less; (k) loans, advances and investments among Borrowers and; (l) loans advances and investments by any non-Borrower subsidiary to any Borrower.

Notwithstanding the foregoing, Borrower shall be permitted to directly or indirectly complete, with prior notice to Lender, any acquisition otherwise prohibited by this Section 9.10 that meets all of the following criteria: (1) the total cash consideration paid by Borrower to the seller in connection with such acquisition does not exceed $1,000,000; (2) immediately after the acquisition, Borrower's cash balances exceed $10,000,000; (3) no Loans are outstanding immediately after the acquisition; and (4) neither Borrower nor any Obligor shall be subject to any material direct and/or indirect contingent liabilities in connection with such acquisition. Notwithstanding the above, Borrower shall not be permitted to complete more than four (4) acquisitions during any twelve (12) month period and the aggregate cash consideration paid by Borrower to all sellers pursuant to all acquisitions consummated during any twelve (12) month period shall not exceed $4,000,000. In any event, Borrower shall be permitted to consummate any acquisition with the prior written consent of Lender, such consent to not be unreasonably withheld.

      9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any cash dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing other than (i) the acquisition of common stock held as security for the notes referenced in clause (e) of Section
9.10 upon the foreclosure of such notes, (ii) the repurchase of common stock of Parent not to exceed $250,000 in the aggregate during the term of this Agreement and (iii) payments of dividends and other distributions to Parent.

      9.12 Transactions with Affiliates. Except as set forth on the Information Certificate, Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business and consistent with current industry practices.

      9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in SCHEDULE 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to (i) make payments of payroll, taxes or other obligations to third parties or (ii) make deposits of proceeds from the sale of consigned goods held by Borrower that are due to the consignor of such goods pursuant to a written consignment agreement (a copy of which has been furnished to Lender) and with respect to which such consignor has filed appropriate financing statements, after prior written notice to Lender.

      9.14 Adjusted Net Worth. Borrower shall maintain Adjusted Net Worth of not less than the amounts set forth below at all times during the corresponding time periods set forth below, PROVIDED, HOWEVER, that for purposes of this Section, non-cash write-offs taken in accordance with GAAP in fiscal years 2001 and 2002 shall be excluded from the calculation of Adjusted Net Worth:

                                              MINIMUM ADJUSTED
                           PERIOD                 NET WORTH
                           ------                 ---------
                    Closing Date through         $54,000,000
                    December 31, 2000

                    January 1, 2001              $43,000,000
                    through March 31, 2001

                    April 1, 2001                $32,000,000
                    through June 30, 2001

                    July 1, 2001 through         $23,000,000
                    September 30, 2001

                    October 1, 2001              $18,000,000
                    through December 31, 2001

                    January 1, 2002              $13,000,000
                    through March 31, 2002

                    April 1, 2002                $10,000,000
                    through June 30, 2002

                    July 1, 2002 through         $10,000,000
                    September 30, 2002

                    October 1, 2002              $10,000,000
                    through December 31, 2002

                    Each twelve month            The minimum
                    period thereafter            Adjusted Net
                                                 Worth required
                                                 for the
                                                 immediately
                                                 preceding
                                                 period, PLUS
                                                 $2,000,000

      9.15  Compliance with ERISA.

            (a) Borrower shall not with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such

ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan,
(iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

            (b) As used in this Section 9.15, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

      9.16 Costs and Expenses. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.17 MIS Backups. At least quarterly or with whatever frequency reasonably requested by Lender, Borrower shall perform MIS tape backups in form and scope reasonably satisfactory to Lender.

      9.18  reserved.

      9.19 Material Agreements; Consent to Assignments. Borrower shall not, except with the express prior written consent of Lender which shall not be unreasonably withheld, (i) enter into or become bound by any material agreement to which it was not bound as of the date hereof, (ii) agree or consent to any modification, amendment, or waiver of any of the terms or provisions of any material agreement to which Borrower is a party that would make the obligations thereunder materially more burdensome to Borrower or make the benefits thereunder materially less beneficial to Borrower or (iii) settle, compromise, forgive or cancel or cause the cancellation or forgiveness of any of the obligations owing in connection with any such agreement. Upon the reasonable request of Lender, Borrower shall use commercially reasonable efforts to obtain consent to the collateral assignment to Lender of any contract or agreement that is subject to the definition of Excluded Property. As used in this Section 9.19, the term "material" shall mean aggregate consideration (whether from or to Borrower) during the term of the agreement in excess of $5,000,000, as reasonably determined by Lender.

      9.20 Further Assurances. At the reasonable request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from the Chief Executive Officer or the Chief Financial Officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a)   Borrower (i) fails to pay when due any of the Obligations,
(ii) fails to perform any of the terms, covenants, conditions or provisions contained in Sections 9.1, 9.3, 9.4, 9.6 or 9.15 and such failure is not cured within 10 days or (iii) fails to perform any of the other terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

            (b) any representation, warranty or statement of fact made in writing by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect as of the date made or deemed made;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (d) any uninsured judgment for the payment of money is rendered against Borrower or any Obligor in excess of $150,000 in any one case or in excess of $300,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets which could reasonably be expected to have a material adverse effect on the business, assets or prospects of Borrower;

            (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or, except as permitted by Section 9.7, Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

            (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute (other than a dissolution or liquidation permitted by Section 9.7) of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

            (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $750,000, which default continues for more than the applicable cure period, if any, with respect thereto, that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such indebtedness or any trustee or agent on its or their behalf to cause any such indebtedness to become due or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto, which default could reasonably be expected to have a material adverse effect on the business, assets or prospects of Borrower;

            (j) individuals who, as of the date hereof, constitute the Parent's board of directors (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Parent's board of directors then in office;

            (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor which could reasonably be expected to have a material adverse effect on the business, assets or prospects of Borrower; or

            (l) there shall be a material adverse change in the business or assets of Borrower after the date hereof.

      10.2  Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower, (vii) place a custodian or custodians on Borrower's premises to monitor vault activity by whatever means Lender reasonably deems desirable, and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower, (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower and/or (iii) terminate this Agreement.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law).

            (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the State of Texas and the United States District Court for the Northern District of Texas and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts.

            (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

      11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment notice of intent to accelerate, notice of acceleration, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any of the other Financing Agreements nor any provision hereof or thereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. BORROWER SHALL INDEMNIFY AND HOLD LENDER, AND ITS DIRECTORS, AGENTS, EMPLOYEES AND COUNSEL (EACH AN "INDEMNITEE"), HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, COSTS OR EXPENSES ("INDEMNIFIED LIABILITY") IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN CONNECTION WITH ANY LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING COMMENDED OR THREATENED RELATED TO THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER FINANCING AGREEMENTS, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION, EVENT OR TRANSACTION RELATED OR ATTENDANT

THERETO, INCLUDING AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL, PROVIDED, THAT BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNITEE WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION MAY BE UNENFORCEABLE BECAUSE IT VIOLATES ANY LAW OR PUBLIC POLICY, BORROWER SHALL PAY THE MAXIMUM PORTION WHICH IT IS PERMITTED TO PAY UNDER APPLICABLE LAW TO LENDER IN SATISFACTION OF INDEMNIFIED MATTERS UNDER THIS SECTION. THE FOREGOING INDEMNITY SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND THE TERMINATION OR NON-RENEWAL OF THIS AGREEMENT.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

      12.1  Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Central Standard Time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations (other than the indemnification obligations that expressly survive the termination of this Agreement) have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                     AMOUNT                         PERIOD
                     ------                         ------
         (i)  1.50% of Maximum      From the date hereof to and including
              Credit                September 18, 2001
        (ii)  0.50% of Maximum      From September 19, 2001 to and including
              Credit                September 18, 2002
       (iii)  0.25% of Maximum      From September 19, 2002 to and including
              Credit                September 18, 2003 or if the term of this
                                    Agreement is extended for an additional
                                    year as provided above, then to and
                                    including the termination date of such
                                    extension

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. The early termination fee otherwise payable pursuant to this Section 12.1 shall not be applicable if (i) this Agreement is terminated and all Obligations to Lender are satisfied with the proceeds of, and contemporaneously with the closing of, either a credit facility led or provided solely by First Union National Bank or the sale of equity interests in, or subordinate debt obligations of, Borrower and (ii) at the time of such termination and satisfaction no Event of Default has occurred and is continuing.

      12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4  Successors.

            (a) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender.

            (b) Lender may, after notice and with Borrower's consent (which shall not be unreasonably withheld and which shall be deemed given unless, within five (5) Business Days of such notice, Borrower notifies Lender that it is withholding consent), assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment.

            (c) Lender may, without consent of Borrower, sell participations to one or more banks or other entities that are not Competitors (a "Participant") in all or a portion of Lender's rights and obligations under this Agreement (including all or a portion of its commitment hereunder and the Loans owing to it); PROVIDED that, (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce the Financing Agreements and to approve any amendment, modification or waiver of any provision of the Financing Agreements; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant regarding (i) an increase in the Maximum Credit, (ii) reduction of the principal amount of any Loan or Letter of Credit Accommodation or reduce the rate of interest thereon, or reduce any fees payable hereunder,
(iii) postpone the scheduled date of any payment date, or (iv) release any substantial portion of the Collateral. Subject to paragraph (d) of this Section 12.4, Borrower agrees that each Participant shall be entitled to the benefits of
Section 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

            (d) A Participant shall not be entitled to receive any greater payment under Section 3.5 than Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's written consent.

      12.5  CONFIDENTIALITY.

             (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by or on behalf of Borrower or any Obligor pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by or on behalf of Borrower or any Obligor to Lender, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

            (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

      12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      12.7 NONAPPLICABILITY OF ARTICLE 5069-15.01 ET SEQ. BORROWER AND LENDER HEREBY AGREE THAT, EXCEPT FOR SECTION 15.10(B) THEREOF,

THE PROVISIONS OF TEX. REV. CIV. STAT. ANN. ART. 5069-15.01 ET SEQ. (VERNON
1987) (REGULATING CERTAIN REVOLVING CREDIT LOANS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS.

      12.8 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMER SPECIAL RIGHTS AND PROTECTIONS, OTHER THAN SECTION 17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (A) HAS ASSETS OF $25,000,000 OR MORE, (B) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (C) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (D) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. AFTER CONSULTING WITH AN ATTORNEY OF ITS OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER.

      12.9 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                    BORROWER

CONGRESS FINANCIAL CORPORATION
(SOUTHWEST)                               ASHFORD.COM, INC.


By:  /S/ MICHAEL SHEFF                    By:  /S/ BRIAN E. BERGERON
   -------------------                       -----------------------

Title:  Senior Vice President             Title:  Vice President Finance

Address:                                  Chief Executive Office:

1201 Main Street, Suite 1625              3800 Buffalo Speedway, Suite 400
Dallas, Texas  75202                      Houston, Texas  77098

BORROWER                                  BORROWER

ASHFORD BUYING COMPANY                    ASHFORD CORPORATE GIFTS, INC.



By:  /S/ DAVID F. GOW                     By:  /S/ DAVID F. GOW
   ------------------                        ------------------

Title:  Chief Financial Officer           Title: Chief Financial Officer

Address:                                  Chief Executive Office:

3800 Buffalo Speedway, Suite 400          3800 Buffalo Speedway, Suite 400
Houston, Texas  77098                     Houston, Texas  77098

BORROWER


ASHFORD-JASMIN FRAGRANCE CORPORATION

By:  /S/ BRIAN E. BERGERON
   -----------------------
Title:  Treasurer

Address:

3800 Buffalo Speedway, Suite 400
Houston, Texas  77098

      DTPA Waiver. The undersigned, legal counsel to Borrower, executes this Agreement solely to acknowledge the waiver of the Texas Deceptive Trade Practices - Consumer Protection Act contained in Section 12.7 of this Agreement.

                                    Borrower's Counsel:

                                    By:   /S/GARY A. PARANZINO
                                          --------------------
                                          Gary A. Paranzino
                                          General Counsel